EXHIBIT 10.1

MSC INDUSTRIAL DIRECT CO., INC.

AMENDED AND RESTATED ASSOCIATE STOCK PURCHASE PLAN

The following are the provisions of the Amended and Restated MSC Industrial Direct Co., Inc. Associate Stock Purchase Plan (the "Plan").

1.    Purpose.

The purpose of the Plan is to provide Associates of MSC Industrial Direct Co., Inc. (the "Company") and its Subsidiaries with an opportunity to purchase shares of the Company's Class A Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan will be construed so as to extend and limit participation consistent with the requirements of the Code.

2.    Definitions.

(a)    "Associate" shall mean any person, including an officer, who is customarily employed by the Company or one of its Designated Subsidiaries, for at least twenty (20) hours per week and more than five (5) months in a calendar year.

(b)    "Board" shall mean the Board of Directors of the Company.

(c)    "Class A Common Stock" shall mean the Class A Common Stock, $.001 par value, of the Company.

(d)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

(e)    "Compensation" shall mean all regular straight time gross earnings and commissions, and shall include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(f)    "Continuous Status as an Associate" shall mean the absence of any interruption or termination of service as an Associate. Continuous Status as an Associate shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Subsidiary, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

(g)    "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h)    "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board in its sole discretion as eligible to participate in the Plan.

(i)    "Exercise Date" shall mean the last business day of each Offering Period of the

Plan.

(j)    "Fair Market Value" shall mean as of any date (i) the closing sale price of the Class A Common Stock on the New York Stock Exchange on such date or, if such day is not a business day, as of the immediately preceding business day, (ii) if there is no sale of the Class A Common Stock on such Exchange on such business day, the average of the bid and asked prices on such Exchange at the close of the market on such business day, and (iii) if the Class A Common Stock is no longer traded on such Exchange, as determined by the Board in its reasonable discretion.

(k)    "Offering Date" shall mean the first day of each Offering Period of the Plan.

(l)    "Offering Period" shall mean a period of three (3) months commencing on the following dates of each year except as otherwise determined by the Company:

(i)    November 1,

(ii)    February 1,

(iii)    May 1, and

(iv)    August 1.

(m)    "Purchase Price" shall mean 90% of the Fair Market Value of the Class A Common Stock on the Exercise Date, unless otherwise determined by the Board in its discretion. Subject to Section 19 hereof, the Board may from time to time, in its discretion and without shareholder approval, change the method for calculating the Purchase Price, provided that the Purchase Price may not be less than the lesser of (a) 85% of the Fair Market Value of the Company’s Class A Common Stock on the Offering Date and (b) 85% of the Fair Market Value on the Exercise Date.

(n)    "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.    Eligibility.

(a)    All Associates are eligible to participate in such Offering Period under the Plan commencing on the first day of the month following the completion of both the month in which he or she was hired and the next full calendar month, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(b)    An Associate shall not be granted an option under the Plan, if:

(i)    immediately after the grant, the Associate (or any other person whose stock would be attributed to such Associate pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company; or

(ii)    the rate of withholding under such option would permit the Associate's rights to purchase shares under all "employee stock purchase plans" (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods.

(a)    The Plan shall be implemented by consecutive Offering Periods with a new Offering Period to begin on or about November 1, February 1, May 1 and August 1 of each year (or at such other time or times as may be determined by the Board). The first Offering Period shall begin on November 1, 1998.

(b)    The Board will have the power to change the duration and/or the frequency of an Offering Period with respect to any future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.    Participation.

(a)    An eligible Associate may become a participant in the Plan by completing a subscription agreement provided by the Company, designating a percentage, between one percent (1%) and fifteen percent (15%) of such Associate's Compensation, to be withheld as a payroll deduction and paid as his or her Contribution to the Plan, and submitting the subscription agreement to the Company’s human resources department, or such other person or group as designated by the Company, prior to the applicable Offering Date. Once enrolled, the Associate shall remain enrolled in each subsequent Offering Period of the Plan at the designated payroll deduction unless the Associate withdraws from an Offering Period by providing the Company with a written notice of withdrawal in accordance with Section 10 or files a new subscription agreement prior to the applicable Offering Date changing the Associate's designated payroll deduction.

(b)    Payroll deductions begin on the first payroll date during the applicable Offering Period and end on the last payroll date on or prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6.    Method of Payment of Contributions.

(a)    Payroll deductions shall be made on each payroll date during the Offering Period in an amount between one percent (1%) and fifteen percent (15%) (in whole number increments) of a participant's Compensation on each such payroll date.

(b)    All payroll deductions made by a participant will be credited to his or her account under the Plan.

(c)    A participant may not make any additional payments into the account.

(d)    A participant may discontinue his or her participation in the Plan as provided in Section 10, or may change the rate of his or her payroll deduction during an Offering Period by completing and filing with the Company a new authorization for payroll deduction, provided that the Board may, in its discretion, impose reasonable and uniform restrictions on a participant's ability to change the rate of payroll deductions. The change in rate shall be effective no later than fifteen (15) days following the Company's receipt of the new authorization. A participant may decrease or increase the amount of his or her payroll deductions as of the beginning of an Offering Period by completing and filing with the Company, at least fifteen (15) days prior to the beginning of such Offering Period, a new payroll deduction authorization.

(e)    Notwithstanding the foregoing, to the extent necessary, but only to such extent, to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be automatically decreased to zero percent (0%) at any time during any Offering Period. Payroll deductions shall commence at the rate provided in such participant's subscription agreement at the beginning of the next succeeding Offering Period, unless terminated by the participant as provided in Section 10.

7.    Grant of Option.

(a)    An eligible Associate participating in an Offering Period may purchase shares of the Company's Class A Common Stock on the Exercise Date with the Contributions accumulated on or prior to such Exercise Date.

(b)    The number of whole and fractional shares to be purchased on the Exercise Date shall be determined by dividing the Purchase Price into the Contributions accumulated in the participant's account as of the Exercise Date.

(c)    The maximum number of shares of the Class A Common Stock which may be purchased during each Offering Period by a participant shall not exceed 5,000 shares, and the purchase is subject to the limitations set forth in Sections 3(b) and 12.

8.    Exercise of Option.

(a)    Unless a participant withdraws from the Plan as provided in Section 10, the Associate's option for the purchase of shares will be exercised automatically on the Exercise Date of each Offering Period.

(b)    The maximum number of whole and fractional shares will be determined based on the Purchase Price and the accumulated Contributions in the participant's account.

(c)    The shares purchased will be issued to the participant as promptly as practicable after the Exercise Date.

(d)    The option to purchase shares hereunder is exercisable only by the participant.

(e)    Notwithstanding anything in the Plan to the contrary, any shares acquired by a participant hereunder after the first Offering Date subsequent to January 6, 2004 may not be assigned, transferred, pledged or otherwise disposed of in any way by the participant for a period of forty-five (45) days (or such other longer or shorter time period (including 0 days) as may be established by the Board in its sole discretion) following the date on which the participant acquired such shares as a result of the exercise of such participant's option.

9.    Delivery.

As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery of shares to each participant by means of direct deposit into the participant's brokerage account.

10.    Voluntary Withdrawal; Termination of Employment.

(a)    A participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to an Exercise Date by giving written notice to the Company on a form provided for such purpose. If the participant withdraws from an Offering Period, all of the participant's payroll deductions credited to his or her account will be paid to the participant as promptly as practicable after receipt of the notice of withdrawal, his or her option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period or subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with Section 5 hereof.

(b)    Upon termination of the participant's Continuous Status as an Associate prior to an Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions accumulated in his or her account will be returned to him or her as promptly as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 14, his or her option will be automatically canceled and he or she will be deemed to have elected to withdraw from the Plan.

(c)    A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company; provided, that the Board may, in its discretion and subject to compliance with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), impose reasonable and uniform restrictions on a participant's ability to participate in succeeding Offering Periods.

11.    Interest.

No interest shall accrue on the Contributions of a participant in the Plan.

12.    Stock.

(a)    The maximum number of shares of the Company's Class A Common Stock made available for sale under the Plan is 1,850,000 and is subject to adjustment upon changes in the capitalization of the Company.

(b)    If the total number of shares subject to options granted exceeds the number of shares available under the Plan, the Company will make a pro rata allocation of the shares remaining available for option grant in a practical and equitable manner. A written notice will be distributed to each Associate stating the reduction of the number of shares due to the adjustment and the corresponding reduction in the Contribution.

(c)    The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(d)    Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

13.    Administration.

The Board, or a committee appointed by the Board, will:

(a)    Supervise and administer the Plan and will have full power to adopt, amend and rescind any rules deemed desirable and appropriate and consistent for the administration of the Plan.

(b)    Construe and interpret the Plan in its sole and absolute discretion, and make all other determinations necessary or advisable for the administration of the Plan.

14.    Designation of Beneficiary.

(a)    A participant may file a written designation of a beneficiary who is to receive cash, if any, from the participant's account under the Plan in the event of such participant's death.

(b)    Designation of a beneficiary may be changed by the participant at any time by written notice.

(c)    In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company will deliver the cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), then the Company, in its discretion, may deliver the cash to the spouse or to any one or more dependents or relatives of the participant.

15.    Transferability.

a)    Neither Contributions credited to a participant's account nor any rights with regard to an option to purchase shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (except as provided in Section 14).

b)    Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.    Use of Funds.

All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.    Reports.

An individual Account Statement will be given to participating Associates promptly following each Exercise Date. The Account Statement will report:

(a)    amount of Contributions,

(b)    per share Purchase Price,

(c)    number of shares purchased, and

(d)    remaining cash balance (if any).

18.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or other distribution to Company stockholders, other than a normal or special cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which the Company is the surviving corporation, or any other corporate transaction or other event involving the company and having an effect similar to any of the foregoing, the Board shall make such substitution or adjustments in (a) the number and kind of shares made available for sale under the Plan, (b) the number and kind of shares or other property, including cash, subject to outstanding options, (c) the Purchase Price for outstanding options under the Plan and (d) other characteristics or terms of the options, as necessary or appropriate to equitably reflect such corporate transaction or other event and to prevent dilution or enlargement of participants’ rights under the Plan.

In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its discretion, may accelerate the exercise of each option and/or terminate the same within a reasonable time thereafter.

19.    Amendment or Termination.

The Board may at any time terminate or amend the Plan in whole or part. Except as provided in Section 18 or as necessary to comply with applicable law, stock exchange rules or accounting rules, no such termination may affect options to purchase shares previously granted, nor may an amendment make any change in any option which has been granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such manner as required.

20.    Notices.

    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Conditions Upon Issuance of Shares.

(a)    Shares shall not be issued with respect to an option to purchase, unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

(b)    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the

Company, such a representation is required by any of the aforementioned applicable provisions of law.

(c)    Each participant agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased.

22.    Term of Plan; Effective Date.

The Plan shall continue in effect for a term of ten (10) years from November 1, 2030, unless sooner terminated under Section 19. Continuance of the Plan shall be subject to approval by the shareholders of the Company at the Company’s 2021 Annual Meeting of Shareholders. Such shareholder approval shall be obtained in the manner required under the New York Business Corporation Law.

23.    No Rights to Continued Employment.

Neither this plan, nor the grant of any option hereunder, shall confer any right on any Associate or restrict the right of the Company or any Subsidiary to terminate such Associate’s employment or service to the Company or such Subsidiary.

24.    Responsibility.

Neither the Company, the Board, any Subsidiary, nor any director, officer or employee of the Company or any Subsidiary shall be liable to any Associate under the Plan for any mistake of judgment or omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

25.    Governing Law.

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of New York and any applicable United States federal laws.